Exhibit 10.2
Executive Officers

Imation Corp. 2011 Stock Incentive Plan
Performance-Based Restricted Stock Award Agreement
This PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) effective as of «GrantDt» is between Imation Corp., a Delaware corporation (the “Company”), and , «Name» an employee of the Company or one of its Affiliates (the “Participant”), pursuant to and subject to the terms and conditions of the Imation Corp. 2011 Stock Incentive Plan (the “Plan”).
The Company desires to award to the Participant a number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the Plan. The purpose of this Agreement is to evidence the terms and conditions of an award of performance-based restricted stock granted to the Participant under the Plan.
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
Section 1.    Award of Performance-Based Restricted Stock. Effective «GrantDt» (the “Effective Date”), the Company granted to the Participant a restricted stock award of «GrantDt»(«GrantDt») shares of Common Stock (the “Shares”), subject to the terms and conditions set forth in this Agreement and in accordance with the terms of the Plan (the “Restricted Stock Award”).
Section 2.    Rights with Respect to the Shares.
(a)    Stockholder Rights. With respect to the Shares, the Participant shall be entitled at all times on and after the date of issuance of the Shares to exercise the rights of a stockholder of Common Stock of the Company, including the right to vote the Shares and the right to receive dividends on the Shares as provided in Section 2(b) hereof, unless and until the Shares are forfeited pursuant to Section 3 hereof. However, the Shares shall be nontransferable and subject to a risk of forfeiture to the Company at all times prior to the dates on which such Shares become vested, and the restrictions with respect to the Shares lapse, in accordance with Section 3 of this Agreement.
(b)    Dividends. As a condition to receiving the Shares under the Plan, the Participant hereby agrees to defer the receipt of dividends paid on the Shares. Cash dividends or other cash distributions paid with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares to which they relate, shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary, and shall be forfeited in the event that the Shares with respect to which the dividends were paid are forfeited.
(c)    Issuance of Shares. The Company shall cause the Shares to be issued in the Participant’s name or in a nominee name on the Participant’s behalf, either by book-entry registration or issuance of a stock certificate or certificates evidencing the Shares, which certificate or certificates shall be held by the Secretary of the Company or the stock transfer agent or brokerage service selected by the Secretary of the Company to provide such services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is issued, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. The Participant hereby agrees to the retention by the Company of the Shares and, if a stock certificate is issued, the Participant agrees to execute and deliver to the Company a blank stock power with respect to the Shares as a condition to the receipt of this Restricted Stock Award. After any Shares vest pursuant to Section 3 hereof, and following payment of the applicable withholding taxes pursuant to Section 6 of this Agreement, the Company shall promptly cause to be issued a certificate or certificates, registered in the Participant’s name, evidencing such vested whole Shares (less any Shares withheld to pay withholding taxes) and shall cause such certificate or certificates to be delivered to the Participant free of the legend and the stop-transfer order referenced above. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share at the time certificates evidencing the Shares are delivered to the Participant.
Section 3.    Vesting; Forfeiture.
(a)    Vesting. Subject to the terms and conditions of this Agreement, and except as otherwise provided in Section 3(c) hereof, the Shares shall vest, and the restrictions with respect to the Shares shall lapse, in accordance with the performance criteria and vesting schedule set forth on Exhibit A if the Participant remains continuously employed by the Company or an Affiliate of the Company until such respective vesting dates. The Committee shall validate whether the performance criteria described in Exhibit A were achieved. Such validation shall be made at a meeting of the Committee next following the end of the performance period, shall be based on the Company’s audited financial statements and shall be final and conclusive with respect to the achievement of the performance criteria.
(b)    Forfeiture. Except as otherwise provided in Section 3(c) hereof, if the Participant ceases to be employed by the Company and all Affiliates of the Company for any reason prior to the vesting of the Shares pursuant to Section 3(a) hereof, Participant’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited, including the right to vote such Shares and the right to receive dividends on such Shares.
(c)    Change in Control; Job Elimination; Death; or Disability . Notwithstanding the vesting and forfeiture provisions contained in Sections 3(a) and 3(b) hereof, but subject to the other terms and conditions set forth in this Agreement:
(i)    in the event of a Change in Control, with respect to the portion of the Shares that have not previously vested or been forfeited, the right to receive the Shares hereunder shall be converted to a right to receive an amount equal to the cash value of the Shares (based on the cash value of a Share at the time of the Change in Control) and the the Participant shall be vested in a portion of the cash value of the Shares assuming that the performance goal for the year of the Change in Control would be achieved at the target (100%) level, as set forth in Exhibit A, prorated based on the number of calendar days in the year up to and including the date of Change in Control. Participant shall also be entitled to payment for Performance Periods completed based on the actual level of achievement, to the extent such amounts had not been previously paid prior to termination. Payments shall occur as of the date of the Change in Control. Participant shall not be entitled to any other payments under this Performance Award for Performance Periods ending after the year of Change in Control, unless the Participant’s employment with the Company is involuntarily terminated (other than Termination for

Cause) within twelve (12) months after a Change in Control or the Participant terminates employment for Good Reason only on or after the 120th day following the Change in Control and within twelve (12) months after a Change in Control, in which case, the Participant shall be entitled to receive an additional payment as if the entire Performance Award was achieved at the target (100%) level, as set forth in Exhibit A, as of the date of the Change in Control (regardless of actual performance or whether the performance metrics continue to be measured after the Change in Control), less any amounts paid to Participant as of the date of the Change of Control as set forth above. Such payment shall be made promptly after the date of such termination, but in no event later than thirty (30) calendar days following such event.
(ii) in the event the Company or an Affiliate terminates the Participant’s employment with the Company (other than Termination for Cause or after a Change in Control), the Participant terminates employment for Good Reason (other than after a Change in Control) or a Participant dies or is deemed to have suffered a Disability, then the Participant shall be vested in a portion of the Shares assuming that the performance goal for the year of termination, death or Disability would be achieved at the target (100%) level, as set forth in Exhibit A, prorated based on the number of calendar days in the year up to and including the date of the Participant’s termination, death or Disability. Participant shall also be entitled to the Shares for Performance Periods completed based on the actual level of achievement, to the extent such amounts had not been previously vested prior to termination. Vesting shall occur as of the date of termination, death or Disability. Participant shall not be entitled to any other payments under this Performance Award for Performance Periods ending after the year of termination.
(d)    Early Vesting. Except as provided in Section 3(c) hereof or unless otherwise determined by the Committee in its sole discretion, and notwithstanding any provisions contained in the Severance Agreement, in no event will any of the Shares vest prior to their respective vesting dates set forth in Section 3(a) hereof.
(e)    Clawback. In the event that after the grant of the Restricted Stock Award but prior to a Change in Control (1) the Company issues a material restatement of an initial financial statement, and (2) the Participant engaged in intentional misconduct that caused or contributed to the need for such a restatement because of material noncompliance by the Company with applicable financial reporting requirements (a “Forfeiture Event”), the Participant, at the request of the Committee made within 90 days after the restatement, shall forfeit those Shares, if any, owned by the Participant at the time of the initial financial statement that is subsequently restated, regardless of whether those Shares are subject to restrictions at such time or whether the restrictions on such Shares shall have lapsed (the “Forfeitable Shares”). In addition, if a Forfeiture Event occurs, the Participant, at the Committee’s request (which request must be made within 90 days after the restatement), shall forfeit all dividends deferred pursuant to Section 2(b) with respect to the Forfeitable Shares that then remain subject to restrictions prior to the Committee’s request and promptly remit to the Company cash equal to the Net Dividends (as hereinafter defined) received by the Participant at any time on the Forfeitable Shares. If the Forfeitable Shares are not owned by the Participant at the time of the Committee’s request, the Participant shall promptly remit to the Company the “Net Proceeds” (as hereinafter defined) from any sale, after the issuance of an initial financial statement that is subsequently restated, of

Forfeitable Shares in lieu of the Forfeitable Shares. “Net Dividends” or “Net Proceeds” shall mean dividends or proceeds, as the case may be net of taxes paid or payable by the Participant as a result of the receipt of such dividends and the sale of such Shares in an amount reasonably determined by the Committee but including interest on the amount of cash repaid from the date of the receipt by Participant of such dividends or sale proceeds to the date of payment of such amount to the Company at a rate reasonably determined by the Committee. The Committee may, but shall not be required by Participant to, reduce the forfeiture, return and/or payment obligations hereunder to the extent that the Committee, in its sole and absolute discretion, shall deem appropriate. Nothing herein shall limit any other rights the Company shall have by law for misconduct of the Participant that caused or contributed to the need for such restatement.
Section 4.    Restrictions on Transfer. Until the Shares vest pursuant to Section 3 hereof, neither the Shares, nor any right with respect to the Shares under this Agreement, may be sold, assigned, transferred, pledged, hypothecated (by operation of law or otherwise) or otherwise conveyed or encumbered and shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation or other conveyance or encumbrance shall be void and unenforceable against the Company or any Affiliate of the Company.
Section 5.    Distributions and Adjustments.
(a)    If any Shares vest subsequent to any change in the number or character of the Common Stock of the Company through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number and type of such Shares.
(b)    Any additional shares of Common Stock of the Company, any other securities of the Company and any other property distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares to which they relate and shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary.
Section 6.    Taxes.
(a)    The Participant acknowledges that the Participant will consult with the Participant’s personal tax adviser regarding the income tax consequences of the grant of the Shares, payment of dividends on the Shares, the vesting of the Shares and any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant.

(b)    In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, the Participant may elect to satisfy tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares by (i) delivering cash, check, bank draft, money order or wire transfer payable to the order of the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. The Participant’s election must be made on or before the date that the amount of tax to be withheld is determined. If the Participant does not make an election, the Company will withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes.
Section 7.    Definitions. Terms not defined in this Agreement shall have the meanings given to them in the Plan, and the following terms shall have the following meanings when used in this Agreement:
(a)    “Change in Control” means any one of the following events:

(i)    the consummation of a transaction or series of related transactions in which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or an Affiliate of the Company, or any employee benefit plan of the Company or an Affiliate of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities (other than in connection with a Business Combination in which clauses (1), (2) and (3) of paragraph (a)(iii) apply); or

(ii)    individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than a nomination of an individual whose initial assumption of office is in connection with a solicitation with respect to the election or removal of directors of the Company in opposition to the solicitation by the Board of Directors of the Company) shall be deemed to be a member of the Incumbent Board; or

(iii)    the consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company, a sale or other disposition in a transaction or series of related transactions of all or substantially all of the Company’s assets or the issuance by the Company of its stock in connection with the acquisition of assets or stock of another entity (each, a “Business Combination”) in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding Common Stock and the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more Affiliates) in substantially the same proportions as their ownership of the Company’s Common Stock and voting securities immediately prior to such Business Combination, (2) no person, entity or group (other than a direct or indirect parent entity of the Company that, after giving effect to the Business Combination, beneficially owns 100% of the outstanding voting securities (or comparable equity interests) of the entity resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination and (3) at least a majority of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or
(iv)    approval by the stockholders of the dissolution of the Company.
(b)    “Disability” shall be as defined under the Imation Corp. Long Term Disability Income Protection Plan.
(c)    “Termination for Cause” means termination of Participant’s employment with the Company or an Affiliate for the following acts: (a) your gross incompetence or substantial failure to perform your duties; or (b) misconduct by you that causes or is likely to cause harm to the Company or an Affiliate or that causes or is likely to cause harm to the Company’s or an Affiliate’s reputation, as determined by the Company’s or Affiliate’s Board of Directors in its sole and absolute discretion (such misconduct may include, without limitation, insobriety at the workplace during working hours or the use of illegal drugs); or (c) failure to follow directions of the Company’s or Affiliate’s Board of Directors that are consistent with your duties; or (d) your conviction of, or entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude, or the entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter permanently prohibiting you from participating in the conduct of the affairs of the Company or an Affiliate.; or (e) commission of any act of dishonesty, theft, fraud, embezzlement, misappropriation or illegal conduct which is, in each case, materially injurious to the Company or its affiliates, regardless of whether an indictment, criminal conviction or plea of no contest occurs; or (f) violation of any applicable laws, rules or regulations or failure to comply with applicable confidentiality, non-disparagement, non-

solicitation and non-competition obligations to the Company, corporate code of business conduct or other material policies of the Company in connection with or during performance of the Executive’s duties to the Company that could, in the Board’s opinion, cause material injury to the Company, which violation, if curable, is not cured within thirty (30) days after notice thereof to the Executive.
(d) “Good Reason” shall mean the occurrence of any of the following events, except for occurrence of such an event in connection with the termination of your employment or reassignment by the Company or an Affiliate for Cause, for disability or for death, provided you have given the Company written notice within ninety (90) days of the initial existence of the Good Reason event and the Company has not cured such event within thirty (30) days of the receipt of such notice: (a) a material diminution, either prior to or following a Change of Control, of your authority, duties or responsibilities from your authority, duties or responsibilities as of the date of this Agreement; or (b) a material diminution, either prior to or following a Change of Control, in your base compensation (specifically excluding any long-term incentive compensation for which you are eligible), excluding any reduction caused by a restructuring by management of benefits for the employees of the company as a whole that affects you in a manner comparable to other senior executives of the Company; or (c) a material change in the geographic location at which you perform your services following a Change of Control (but in no event including a relocation that does not increase the actual distance required for you to commute from your home to the new place of business by more than 50 miles).
Section 8.    Governing Law. The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the validity, construction and effect of this Agreement.
Section 9.    Plan Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Participant confirms that the Participant has received a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Restricted Stock Award subject to all the terms and provisions of the Plan. ‘
Section 10.    No Rights to Continue Service or Employment. Nothing herein shall be construed as giving the Participant the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an employee or as a consultant or otherwise, or interfere with or restrict in any way the right of the Company or any Affiliate to discharge the Participant, whether as an employee or consultant or otherwise, at any time, with or without cause. In addition, the Company or any Affiliate may discharge the Participant free from any liability or claim under this Agreement, unless otherwise expressly provided herein.
Section 11.    Entire Agreement. (i) This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to said subject matter; (ii) all prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement; and (iii) each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
Section 12.    Modification.     No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Plan, this Agreement and the Restricted Stock Award may be amended, altered, suspended, discontinued or terminated to the extent permitted by the Plan.
Section 13.    Shares Subject to Agreement. The Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 5, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of the Shares. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Committee to be applicable are satisfied. \
Section 14.    Severability. In the event that any provision that is contained in the Plan or this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or this Agreement for any reason and under any law as deemed applicable by the Committee, the invalid, illegal or unenforceable provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction or Shares, and the remainder of the Plan or this Agreement shall remain in full force and effect.

Section 15.    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
Section 16.    Participant’s Acknowledgments. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board of Directors of the Company, as appropriate, upon any questions arising under the Plan or this Agreement. Any determination in this connection by the Company, including the Board of Directors of the Company or the Committee, shall be final, binding and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules and regulations.
Section 17.    Parties Bound. The terms, provisions and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. This Agreement shall have no force or effect unless it is duly executed and delivered by the Company and the Participant or until such Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.
The Company has caused this Agreement to be signed (which may be by electronic signature) and delivered and the Participant has caused this Agreement to be accepted (which may be by electronic acceptance) as of the date set forth above.

IMATION CORP.

By:
Name:
Title:

Participant

Exhibit A

Description of performance criteria and vesting schedule